                                                                   EXHIBIT 5.1




                          GREENBERG TRAURIG LETTERHEAD


                                March 11, 1998

Educational Medical, Inc.
1327 Northmeadow Parkway, Suite 132
Roswell, Georgia 30076

Ladies and Gentlemen:

     We have acted as counsel to Educational Medical, Inc. (the "Corporation") in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-3 and any amendments thereto (the "Registration Statement"). The Registration Statement relates to a proposed public offering pursuant to which up to 151,900 Shares are being offered by certain stockholders of the Corporation (the "Selling Stockholder Shares"). Based upon and subject to the foregoing and the other qualifications, limitations and assumptions contained herein, we are of the opinion that:

     The Selling Stockholder Shares, when sold as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us in the Prospectus contained therein under the caption "Legal Matters."

                                             Very Truly yours,


                                             GREENBERG TRAURIG HOFFMAN
                                             LIPOFF ROSEN & QUENTEL, P.A.